First China Pharma Appoints Jack Zwick to Board of Directors

HONG KONG—(Marketwire - 05/10/11) - First China Pharmaceutical Group, Inc. (OTC.BB:FCPG) ("First China" or the "Company") is very pleased to announce and welcome the appointment, effective immediately, of Mr. Jack Zwick, CPA to the Company's Board of Directors and to the position of audit committee chairman.

Mr. Zwick is a certified public accountant, and founder of IAPA member firm, Zwick & Banyai, PLLC, certified public accountants in Detroit, Michigan.

Mr. Zwick is a former managing partner of the metropolitan Detroit office of Laventhol & Horwath (an international CPA firm). He holds CPA certificates in Michigan, New York and Maryland and was promoted to partner at Laventhol & Horwath in 1973. Mr. Zwick became the managing partner of the Detroit office in 1982. He was also an executive director with Grant Thornton (an International CPA firm).

Over the years, Mr. Zwick has served clients in many industries, focusing on real estate, manufacturing, pharmaceutical, entertainment, recreation, sports franchises, depleting assets, as well as hospitality and service sector organizations. His expertise encompasses accounting and auditing services, especially pertaining to securities work including initial public offerings of corporations and public limited partnerships, plus tax consulting and litigation support.

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Master's of Science in Taxation (a specialty within the MBA program) from Wayne State University. He is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants and a member of Wayne State University's Accounting Department Advisory Board. He currently is the Senior Vice President of finance of Sunrise Sports & Entertainment, LLC, owners of the Florida Panthers of the National Hockey League and is the CFO of American Bio Care, Inc. (a public company).

First China Pharmaceutical's CEO Mr. Zhen Jiang Wang comments, "We are extremely pleased to welcome Mr. Zwick to our team. We look forward to working with him, as we are certain his years of experience will benefit us immensely. As the Company grows, so does our need for increased expertise in matters of governance, and in this regard we feel certain we will be ably served by Mr. Zwick."

Details of the company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About First China Pharmaceutical Group, Inc. (OTC.BB:FCPG)
First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is believed to be one of a limited number of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to fulfill orders over the internet. First China Pharmaceutical Group plans to continue the rapid growth of the company from its current position as a provider of approximately 5,000 drugs to more than 4,700 pharmacies, hospitals and clinics in China's Yunnan Province. For more information visit: www.firstchinapharma.com

Notice Regarding Forward-Looking Statements
This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, regulatory incentives, the development of new business opportunities, and projected costs, revenue, profits and results operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD
First China Pharmaceutical Group, Inc.
Zhen Jiang Wang
Chairman and CEO

Contact:

Contact:
Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com
Web: www.firstchinapharma.com